Exhibit 99.1

PCTEL Engages Wunderlich Securities, Inc. to Explore Strategic Directions for PCTEL Secure

Bloomingdale, IL—January 17, 2013—PCTEL, Inc. (NASDAQ: PCTI), a leader in simplifying wireless and site solutions for private and public networks, announced today that it had engaged Wunderlich Securities, Inc. to advise them on potential directions for PCTEL Secure LLC and its security solution called ProsettaCore™. Wunderlich will assist PCTEL in raising equity, establishing distribution partners, or finding other ways to optimize the value of the PCTEL Secure assets.

“We’ve developed an outstanding security solution,” said Marty Singer, PCTEL’s Chairman and CEO. “It is clear, however, that there is a mismatch between our traditional distribution channels and the various government, military, enterprise, and SCADA markets for ProsettaCore™. Wunderlich is accelerating the introduction of PCTEL Secure to companies with an established interest in both the security and the mobile device management market,” added Singer.

ProsettaCore includes a behavioral-based security monitor and other specialized software which runs on a smartphone and a myriad of other devices. It also includes a Policy Server which provides secure software downloads and Mobile Device Management (MDM) capabilities. The ProsettaCore solution allows a mobile device such as a phone, tablet, or tactical radio, to run in multiple modes, and to enforce multiple security policies, all without any specialized hardware. For example, a phone could have a “Personal Use” mode, and a “Secure” mode, each having different configuration files, apps, access privileges, and more. Security policies can be both pre-configured and updated in the field using a mobile management solution. ProsettaCore keeps separate the data and applications for different modes, effectively turning a single-purpose device into a multi-use device with multiple security levels. In addition, there are non-security applications for this capability.

PCTEL Secure LLC, a wholly owned subsidiary of PCTEL, reports into the company’s RF Solutions Group. An updated Investor Presentation, that reflects this structure and other changes, has been posted to the PCTEL website under the Investor Relations tab.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and engineered site solutions and services for public and private networks. PCTEL RF Solutions specializes in the design, optimization and testing of today’s wireless communication networks. The company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and Clarify® system, measure and analyze wireless signals for efficient cellular network planning, deployment, and optimization. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EV-DO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks. PCTEL Secure, which is part of RF Solutions, focuses on Android mobile platform security.

PCTEL Connected Solutions™ simplifies network deployment for wireless, data and communications applications for private network, public safety, and government customers. PCTEL Connected Solutions develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, In-Tunnel, Subway, and broadband antennas (parabolic and flat panel) through its MAXRAD®, Bluewave™ and Wi-Sys™ product lines. PCTEL also designs specialized towers, enclosures, fiber optic panels, and fiber jumper cables to deliver custom engineered site solutions. The company’s vertical markets include SCADA, Health Care, Smart Grid, Positive Train Control, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.rfsolutions.pctel.com, www.connectedsolutions.pctel.com, www.towerworx.com, www.wirelesstesting.com or www.pctelsecure.com

PCTEL Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Specifically, these forward-looking statements include statements regarding ProsettaCore™, the innovative security solution developed by PCTEL Secure, and PCTEL Secure’s business plan. These statements are based on PCTEL’s current expectations. Anticipated benefits and product capabilities may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to those detailed from time to time in PCTEL’s filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

Jack Seller

Public Relations

PCTEL, Inc.

(630)339-2116